UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 19, 2006
CANARGO ENERGY CORPORATION

( Exact name of registrant as specified in its charter )

Delaware	001-32145	91-0881481

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

CanArgo Energy Corporation
P.O. Box 291, St. Peter Port
Guernsey, British Isles	GY1 3RR

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (44) 1481 729 980

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The matters discussed in this Current Report on Form 8-K include forward looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company’s Reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Company’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cannot give assurance that the results will be attained.
Section 7—Regulation FD
Item 7.01. Regulation FD Disclosure.
The following information is furnished pursuant to Item 7.01, “Regulation FD Disclosure.”
September 19, 2006 Press Release
On September 19, 2006 CanArgo Energy Corporation (“CanArgo”) (OSE: CNR, AMEX:CNR) issued an update on the Manavi M12 well which is currently drilling in Georgia.
Whilst drilling ahead through the Cretaceous limestone reservoir a significant gas influx was observed, with up to 20% gas recorded at surface and with heavily gas-cut drilling mud. Traces of condensate were also observed in the mud. Drilling was temporarily halted at a depth of 4,733 metres (15,528 feet) in order to increase the mud weight to control the flow. Cuttings samples indicate a fractured porous vuggy white limestone, and oil/bitumen staining has been noted together with light oil/condensate shows. The mud weight is still being increased to control the well, after which it is planned to re-commence drilling through the reservoir whilst hydrocarbon shows continue. It is anticipated that total depth will be reached in early October 2006 after which logs will be run to evaluate the zones to be tested.
September 20, 2006 Press Release
On September 20th 2006 CanArgo announced that it has agreed a private placement (the “Placement”) of approximately 13 million shares of restricted stock at NOK 9.10 per share (approximately US$1.40 per share), subject to documentation and satisfaction of certain other conditions. The transaction is expected to close by the end of the week. Gross proceeds from the Placement are anticipated to be approximately US$18 million (NOK 117 million). After completion of the Placement and subject to approval of the American Stock Exchange (“AMEX”) to list the shares, CanArgo will have some 237,486,165 shares of common stock issued and outstanding.
The proceeds of the Placement will be used principally for future capital expenditures in Georgia, including without limitation, securing drilling equipment for its appraisal projects, and for general working capital purposes.
Following receipt of AMEX approval, the shares to be issued in connection with this Placement will be restricted securities issued pursuant to the exemption from registration under the Securities Act of 1933, as amended, (the “Securities Act”) afforded by Regulation S and will not have not been registered under the Securities Act and may not be offered or sold in the United States or to U.S. persons (as defined in such Regulation) absent registration or an applicable exemption from registration. CanArgo intends to file a registration statement with the Securities and Exchange Commission to register the shares for resale.
The information in this report (including its exhibits) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to liability of that section. The information in this report (including its exhibits) shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.
Copies of the Press Releases are attached hereto as Exhibits 99.1 and 99.2
Section 9—Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits:

Exhibit No.	Exhibit Description

99.1	Press Release dated September 19, 2006 issued by CanArgo Energy Corporation.
99.2	Press Release dated September 20, 2006 issued by CanArgo Energy Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANARGO ENERGY CORPORATION

Date: September 22, 2006	By:	/s/ Elizabeth Landles

Elizabeth Landles, Corporate Secretary